UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2005

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
SECTION 2 — FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Amendment to Deferred Compensation Plan
Credit Agreement, dated as of June 24, 2005
Amended and Restated Five-Year Term Loan Credit Agreement
Amended and Restated Five-Year Revolving Loan Credit Agreement
Press Relese dated June 24, 2005

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

     The information set forth under Item 2.03 below is incorporated herein by reference.

     On June 27, 2005, Visteon Corporation (the “Company”) amended the Visteon Corporation Deferred Compensation Plan (the “Plan”) to suspend participant deferrals under the Plan from and after December 31, 2005 until such time as the Company deems it appropriate to reinstate future deferrals. The Company decided to take such action primarily because of low historic participation and the enactment of the American Jobs Creation Act of 2004. The Plan permitted certain of the Company’s employees, including executive officers, to defer receipt of all or a portion of their salary or cash bonuses. A copy of the Plan amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 2 — FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 24, 2005, the Company entered into a $300 million short-term secured revolving credit agreement (the “Short-Term Credit Agreement”) with a syndicate of financial institutions, including, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent. Subject to limited exceptions, each of the Company’s direct and indirect, existing and future, domestic subsidiaries acts as guarantor for the Short-Term Credit Agreement. Subject to the satisfaction of certain conditions, certain foreign subsidiaries of the Company may be designated by the Company as borrowers for which the Company will act as guarantor. The Short-Term Credit Agreement is secured by a first-priority lien on substantially all material tangible and intangible assets of the Company and most of its domestic subsidiaries, including, without limitation, intellectual property, material owned real and personal property, all intercompany debt, all of the capital stock of nearly all direct and indirect domestic subsidiaries, as well as 65% of the stock of many first tier foreign subsidiaries. The terms of the Short-Term Credit Agreement specifically limit the obligations to be secured by a security interest in certain U.S. manufacturing properties and U.S. manufacturing subsidiaries in order to ensure that at the time of any borrowing under the Short-Term Credit Agreement and other credit lines, that the amount of the applicable borrowing which is secured by such assets (together with other borrowings which are secured by such assets and obligations in respect of certain sale-leaseback transactions) do not exceed 15% of Consolidated Net Tangible Assets (as defined in the indenture applicable to the Company’s outstanding bonds and debentures).

     The Short-Term Credit Agreement will expire on the earlier to occur of (i) December 15, 2005 and (ii) 5 business days after the termination or expiration of the Memorandum of Understanding, dated as of May 24, 2005 (the “MOU”), between the Company and Ford Motor Company or the termination or expiration of the definitive documentation with respect to the MOU. Borrowings under the Short-Term Credit Agreement may be used for general corporate purposes. It is expected that the Company and/or its subsidiaries will borrow under the Short-Term Credit Agreement from time to time.

     Borrowings under the Short-Term Credit Agreement will bear interest at variable rates equal to, at our election, (i) 3.50% plus the higher of (a) the prime rate or (b) the federal funds rate plus 50 bps, or (ii) a Eurocurrency rate plus 4.5%. We elect the basis of the interest rate at the time of each borrowing.

     The Short-Term Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include the requirement to use the proceeds of certain subsidiary or assets sales, additional indebtedness and sale-leaseback transactions to reduce unused commitments and prepay or cash collateralize extensions of credit, certain restrictions on the incurrence of indebtedness, liens, acquisitions and other investments, mergers, consolidations liquidations and dissolutions, sales of assets, dividends and other repayments in respect of capital stock, voluntary prepayments of other indebtedness, capital expenditures, material modifications to the MOU, transactions with affiliates, sale-leaseback transactions, changes in fiscal year, hedging arrangements, negative pledge clauses, subsidiary distributions and the activities on a certain holding company subsidiary, subject to certain exceptions. The Short-Term Credit Agreement also contains financial covenants based on consolidated leverage ratios, which are tested at each quarter-end using the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA (each as defined in the Short-Term Credit Agreement). The above mentioned ratio cannot exceed 3.75 to 1 for the quarter ended June 30, 2005, 4.2 to 1 for the quarter ended September 30, 2005 if the closing of the transactions contemplated by the MOU has occurred or 5.00 to 1 if such closing has not so occurred, 4.20 to 1 for the quarter ended December 31, 2005, 3.50 to 1 for the quarter ended March 31, 2006, 3.25 to 1 for the quarter ended June 30, 2006, 3.00 to 1 for the quarter ended September 30, 2006, and 2.50 to 1 for the quarter ended December 31, 2006 and thereafter.

     Under certain conditions the lending commitments under the Short-Term Credit Agreement may be terminated by the lenders and amounts outstanding under the Short-Term Credit Agreement may be accelerated. Bankruptcy and insolvency events with respect to us or certain of our subsidiaries will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Short-Term Credit Agreement. Subject to notice and cure periods in certain cases, other events of default under the Short-Term Credit Agreement will result in termination of lending commitments and acceleration of indebtedness under the Short-Term Credit Agreement at the option of the lenders. Such other events of default include failure to pay any principal when due, failure to comply with covenants, breach of representations or warranties in any material respect, or non-payment or acceleration of other material debt of ours and our subsidiaries.

     In addition, on June 24, 2005, the Company also entered into amendments and restatements (the “Amendments”) to its $250 million five-year term loan credit agreement and its $775 million five-year revolving loan credit agreement to conform certain provisions of such agreements to provisions of the Short-Term Credit Agreement. Further, the Short-Term Credit Agreement and the Amendments provide that the Company has until December 10, 2005 to provide quarterly financial statements for each of the periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

     The foregoing descriptions of the Short-Term Credit Agreement and the Amendments are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Some of the financial institutions party to the Short-Term Credit Agreement and the Amendments and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions. In particular, several of the banks participating in the Short-Term Credit Agreement and the Amendments, or their affiliates, also participated in our 2004 issuance of $450,000,000 in ten year, unsecured notes and the partial tender offer for certain public notes. In addition, an affiliate of JPMorgan Chase Bank, N.A. is providing advisory services in connection with the MOU and related transactions.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
	10.1	Amendment to the Visteon Corporation Deferred Compensation Plan, effective as of June 27, 2005.

	10.2	Credit Agreement, dated as of June 24, 2005, among the Company, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, and Credit Suisse, Cayman Islands Branch, Deutsche Bank Securities Inc. and Sumitomo Mitsui Banking Corporation, as documentation agents.

	10.3	Amended and Restated Five-Year Term Loan Credit Agreement, dated as of June 24, 2005, among the Company, Oasis Holdings Statutory Trust, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

	10.4	Amended and Restated Five-Year Revolving Loan Credit Agreement, dated as of June 24, 2005, among the Company, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

	99.1	Press release dated June 24, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: June 30, 2005	By:	/s/ William G. Quigley III
William G. Quigley III
Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Amendment to the Visteon Corporation Deferred Compensation Plan, effective as of June 27, 2005.

10.2	Credit Agreement, dated as of June 24, 2005, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, and Credit Suisse, Cayman Islands Branch, Deutsche Bank Securities Inc. and Sumitomo Mitsui Banking Corporation, as documentation agents.

10.3	Amended and Restated Five-Year Term Loan Credit Agreement, dated as of June 24, 2005, among Visteon Corporation, Oasis Holdings Statutory Trust, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

10.4	Amended and Restated Five-Year Revolving Loan Credit Agreement, dated as of June 24, 2005, among Visteon Corporation, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citicorp USA, Inc., as syndication agent.

99.1	Press Release dated June 24, 2005.